UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2014

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2014, Stevia First Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares represented in person or by proxy at the Annual Meeting was 33,854,553, of the 66,882,523 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The following proposals were voted on at the Annual Meeting by the Company’s stockholders:

Proposal No. 1 – Election of Directors. The Company’s stockholders elected each of the three director nominees to serve as directors of the Company for a term of one year, ending at the time of the Company’s next annual meeting of stockholders (or until their successors are elected and qualified or until their earlier death, resignation or removal). The votes cast were as follows:

Director Nominee	Number of Votes
	Votes For	Votes Withheld	Broker Non-Votes

Dr. Avtar Dhillon	12,892,033	246,164	20,716,356
Dr. Anthony Maida III	12,880,343	257,854	20,716,356
Robert Brooke	12,891,893	246,304	20,716,356

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. The votes cast were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,918,673	458,744	477,136	-

Proposal No. 3 – Approval of Amendment to the Company’s 2012 Stock Incentive Plan. The Company’s stockholders approved an amendment to the Company’s 2012 Stock Incentive Plan (the “Plan”) to increase the maximum number of shares of common stock that may be issued under the Plan by 8,000,000 so that the total number of shares reserved for issuance under the Plan will be 18,000,000 shares. The votes cast were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,455,910	541,119	141,168	20,716,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: June 12, 2014	By:	/s/ Robert Brooke
Name: Robert Brooke Title: Chief Executive Officer